Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-115378; 333-115379; 333-115380; 333-70646; 333-22883; 333-22881 and 333-57515) pertaining to certain employee benefit plans of Tyson Foods, Inc. and the Registration Statement (Form S-3 No. 333-53171) and in the related Prospectus of our report dated December 7, 2005, except for the “Restatement” section of Note 1 as to which the date is February 6, 2006, with respect to the consolidated financial statements and schedule of Tyson Foods, Inc., and our report dated December 7, 2005, except for the effects of the material weakness described in the sixth paragraph of our report as to which the date is February 6, 2006, with respect to Tyson Foods, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Tyson Foods, Inc., included in the Annual Report, as amended, (Form 10-K/A) for the year ended October 1, 2005.

/s/ Ernst & Young LLP
Ernst & Young LLP

Rogers, Arkansas

February 6, 2006

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